UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2012

CHINA SHOUGUAN MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-167964                    27-2513824

(Commission File Number) (IRS Employer Identification No.)

6009 Yitian Road

New World Center Rm. 3207

Futian District, Shenzhen

People’s Republic of China

(Address of principal executive offices and zip code)

Telephone 0086-755-82520008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2012, Ming Cheung resigned as Chief Financial Officer and director of China Shouguan Mining Corp. (the “Company”), effective on the same date.

On June 20, 2012, the Company also announced the appointment of Mr. K.F. Lam, 43, as Chief Financial Officer, upon the effective date of Mr. Cheung's resignation. Prior to joining the Company, Mr. Lam joined Deloitte Touche Tohmatsu in Hong Kong in 1994. From 1999 to 2008, Mr. Lam was the financial controller of Hycomm Wireless Limited, a company listed on the main board of the Stock Exchange of Hong Kong. From 2008 to 2009, Mr. Lam was the Acting Chief Financial Officer of China Health Care Corporation, a company quoted on the US OTCBB. Since December 2009, Mr. Lam has been acting as the Chief Accountant of the GIN group of companies which principally engages in telecommunication businesses in Hong Kong. Mr. Lam graduated from Hong Kong Shue Yan College (now known as Hong Kong Shue Yan University) majoring in Accounting. He is a Certified Public Accountant of the Hong Kong Institute of Certified Public Accountants and a fellow member of The Association of Chartered Certified Accountants. Mr. Lam devotes 50% of his time to the business of our Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHOUGUAN MINING CORPORATION

By: /s/ Feize Zhang ___________________________________________ Feize Zhang, Chairman and Principal Executive Officer

Dated: August 9, 2012

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